Exhibit 23.1

                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Paychex, Inc. 1995 Stock Incentive Plan of our report dated June 30, 1995, with respect to the consolidated financial statements of Paychex, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1995, filed with the Securities and Exchange Commission.




Syracuse, New York                                /s/ Ernst & Young LLP
November 17, 1995